Exhibit 99(b)   Subscription Agreement

SUBSCRIPTION AGREEMENT

SolQuest Corp
5790 Rogers Street
Las Vegas, Nevada 89118

Attention:  Mr. Michael Quinn Isley

Re:  Prospectus, dated ______________ 2009

Dear Mr. Isley:

The undersigned investor ("Investor") in this Subscription Agreement ("Agreement") hereby acknowledges receipt of the prospectus ("Prospectus"), dated __________________, 2009 of SolQuest Corp, a Nevada corporation, and subscribes for the following number of shares upon the terms and conditions set forth in the Prospectus. The Investor agrees that this Agreement is subject to availability and acceptance by SolQuest Corp.

The Investor hereby subscribes for ____________ shares of SolQuest Corp's common stock ("Common Stock") at $0.05 per share, for an aggregate purchase price of $____________.  Enclosed is the Investor's check which shall be made payable to "SolQuest Corp".  The check is to be sent care of the Company at the above listed address for the Company.

Accepted and Agreed
Signature of Investor
Print Full Name
Street Address
City, State, Zip
Email Address
Area Code and Telephone Number
Social Security Number/Tax I.D. Number

Accepted and Agreed:
SolQuest Corp

By:_____________________________________
                    Michael Quinn Isley
                          President